                                                                    Exhibit 99.1

Release: Immediate

Contact: Carolyn Schwartz (investment community)       Jeffrey Lettes (editorial/media)
         (408) 748-5227                                (408) 563-5161

               APPLIED MATERIALS ANNOUNCES TWO-FOR-ONE STOCK SPLIT

     SANTA CLARA, Calif., March 21, 2002 -- James C. Morgan, chairman and chief executive officer of Applied Materials, Inc., announced today that the Company's Board of Directors has approved a two-for-one stock split of the Company's common stock in the form of a 100 percent stock dividend. New shares resulting from this split are expected to be distributed on or about April 16, 2002 to stockholders of record as of April 1, 2002.
     Applied Materials (Nasdaq: AMAT), the largest supplier of products and services to the global semiconductor industry, is one of the world's leading information infrastructure providers. Applied Materials enables Information for Everyone(TM) by helping semiconductor manufacturers produce more powerful, portable and affordable chips. Applied Materials' Web site is http://www.appliedmaterials.com.

                                      ###